UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2016

A. SCHULMAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3637 Ridgewood Rd, Fairlawn, Ohio	44333
(Address of principal executive offices)	(Zip Code)

(330) 666-3751
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 14, 2016, A. Schulman, Inc. (the “Company”) issued a press release updating its fiscal 2016 full-year adjusted earnings guidance to $2.40 to $2.45 per diluted share. The Company had previously provided a fiscal 2016 full-year adjusted earnings outlook of $2.80 to $2.85 per diluted share. The Company also announced its preliminary view of second quarter results, which is expected to yield adjusted earnings per share of approximately $0.25 to $0.30 on a diluted basis. A copy of the press release announcing the net income guidance update is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 2.02 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Item 2.02 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth herein by specific reference.

Item 7.01 Regulation FD Disclosure.

The disclosure set forth above in response to Item 2.02 is also provided in response to Item 7.01.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Item 7.01 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth herein by specific reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated March 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

By:	/s/ David C. Minc
David C. Minc
Executive Vice President, Chief Legal Officer and Secretary

Date: March 14, 2016